SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): June 22, 1999



                          DYNAMIC MATERIALS CORPORATION
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                       0-8328                84-0608431
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(State or other jurisdiction         (Commission              (IRS Employee
   of incorporation)                   File Number)         Identification No.)




    ASPEN RIDGE DRIVE, LAFAYETTE, CO                              80026
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(Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code: (303) 665-5700
                                                           --------------




    ________________________________________________________________________
          (Former name or former address, if changed since last report)


                         EXHIBIT INDEX APPEARS ON PAGE 4


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ITEM 5.  OTHER EVENTS.

         On June 22, 1999, the Registrant entered into an Asset Purchase Agreement whereby it agrees to sell certain of its assets relating to its Clad Metal Bonding Division to AMETEK, Inc ("AMETEK"). The Clad Metal Bonding Division's business includes the production of clad metal products, including the production of explosion bonded clad metal and the shock synthesis of synthetic diamonds and the performance of metal cladding services (the "Business"). The Business is a part of the Company's Explosive Manufacturing Group and accounted for $27.6 million of the $29.7 million in 1998 revenues of such group. The assets to be sold consist principally of inventory, machinery, equipment (including computer equipment), real property, leasehold improvements and certain trade names used in the Business.

         The purchase price for the Business will be approximately $17,000,000, less the amount, if any, of the liability assumed by AMETEK under the Loan Agreement dated September 1, 1998 between the Registrant and Fayette County Industrial Development Authority. The purchase price is subject to closing adjustments based upon adjustments relating to net current assets, unpaid and anticipated completion costs for the facility being constructed by the Registrant in Mt. Braddock, Pennsylvania and certain transition costs associated with the start-up of this facility. The amount of the aggregate closing adjustment is not anticipated to be material. The transaction is expected to close by the end of the fiscal year 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DYNAMIC MATERIALS CORPORATION
                                  (Registrant)


Date July 24, 1999                By: /s/  Richard A. Santa
                                     -------------------------------------------
                                  Name:    Richard A. Santa
                                  Title:   Vice President, Finance, Chief
                                           Financial  Officer and Secretary

                                  EXHIBIT INDEX

Exhibit
   No.          Description
-------         -----------

   2.1 Asset Purchase Agreement, dated as of June 22, 1999, between the Registrant and AMETEK, Inc.

  10.1 Engagement letter, dated as of January 19, 1999, between the Registrant and The Wallach Company, Inc.

  99.1          Press release dated June 23, 1999.